UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2012

Virginia Commerce Bancorp, Inc.
 (Exact name of registrant as specified in its charter)

Virginia	000-28635	54-1964895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5350 Lee Highway, Arlington, Virginia  22207
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  703.534.0700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

          David M. Guernsey, Vice Chairman of the Board of Directors of Virginia Commerce Bancorp, Inc. (the “Company”), recently adopted a trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and in compliance with the Company’s insider trading policy.

          The trading plan provides for the sale of shares of the Company’s common stock currently owned by Mr. Guernsey, to be sold from time to time during the period beginning May 4, 2012 and ending October 4, 2012, on the open market at prevailing market prices subject to a specified minimum price threshold.  Transactions effected under the trading plan will be reported by Mr. Guernsey on Forms 4 and 5, as applicable, filed with the Securities and Exchange Commission.

          Mr. Guernsey adopted the trading plan for individual long-term investment diversification and financial planning purposes.

          The Company may not report similar trading plans that may be adopted in the future by any other directors or executive officers of the Company, or report any modifications or terminations of any publicly announced trading plans, except to the extent required by applicable law.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA COMMERCE BANCORP, INC.

		By:	/s/ Mark S. Merrill
Mark S. Merrill, Executive Vice President and Chief Financial Officer

Dated:	May 8, 2012